Exhibit 28 (e)(3)
SECOND AMENDMENT TO
RIDGEWORTH FUNDS DISTRIBUTION AGREEMENT
     This Second Amendment (the “Amendment”) to the Distribution Agreement (the “Agreement”) dated as of March 31, 2009 and as amended on August 1, 2009 between RidgeWorth Funds (the “Trust”) and RidgeWorth Distributors LLC (“Distributor”) is effective as of July 19, 2010 (the “Effective Date”).
     WHEREAS, the Trust is removing all references to the B Shares of certain series of the Trust and the Trust and Distributor now desire to update Schedule A of the Agreement to reflect such deletions.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trust and Distributor hereby agree as follows:
1. All references to B Shares shall be deleted.
2. As of the Effective Date, Schedule A to the Agreement is amended and restated as provided on Exhibit A attached hereto.
3. Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.
4. This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the Commonwealth of Massachusetts.

RIDGEWORTH FUNDS
By:	/s/ Julia Short
Name:	Julia R. Short
Title:	President

RIDGEWORTH DISTRIBUTORS LLC
By:	/s/ Richard J. Berthy
Name:	Richard J. Berthy
Title:	Vice President

Exhibit A
SCHEDULE A
TO THE DISTRIBUTION AGREEMENT
BETWEEN RIDGEWORTH FUNDS
AND RIDGEWORTH DISTRIBUTORS LLC

FUNDS	SHARES
Aggressive Growth Stock Fund	A, I
Aggressive Growth Allocation Strategy	A, C, I
Conservative Allocation Strategy	A, C, I
Corporate Bond Fund	A, C, I
Institutional Cash Management Money Market Fund	Institutional
Institutional Municipal Cash Reserve Money Market Fund	Institutional
Institutional U.S. Government Securities Money Market Fund	Institutional
Institutional U.S. Treasury Securities Money Market Fund	Institutional, Corporate Trust
Emerging Growth Stock Fund	A, I
Georgia Tax-Exempt Bond Fund	A, I
Growth Allocation Strategy	A, C, I
High Grade Municipal Bond Fund	A, I
High Income Fund	A, I, R
Intermediate Bond Fund	A, I, R
International Equity Fund	A, I
International Equity Index Fund	A, I
International Equity 130/30 Fund	A, I
Investment Grade Bond Fund	A, I, R
Investment Grade Tax-Exempt Bond Fund	A, I
Large Cap Core Equity Fund	A, C, I
Large Cap Growth Stock Fund	A, C, I
Large Cap Quantitative Equity Fund	A, I
Large Cap Value Equity Fund	A, C, I
Limited Duration Fund	I
Limited-Term Federal Mortgage Securities Fund	A, C, I
Maryland Municipal Bond Fund	A, I
Mid-Cap Core Equity Fund	A, C, I
Mid-Cap Value Equity Fund	A, C, I
Moderate Allocation Strategy	A, C, I
North Carolina Tax-Exempt Bond Fund	A, I
Prime Quality Money Market Fund	A, C, I
Real Estate 130/30 Fund	A, I
Select Large Cap Growth Stock Fund	A, C, I
Seix Floating Rate High Income Fund	A, C, I
Seix Global Strategy Fund	A, I

FUNDS	SHARES
Seix High Yield Fund	A, I, R
Short-Term Bond Fund	A, C, I
Short-Term U.S. Treasury Securities Fund	A, C, I
Small Cap Growth Stock Fund	A, C, I
Small Cap Value Equity Fund	A, C, I
Tax-Exempt Money Market Fund	A, I
Total Return Bond Fund	A, I, R
U.S. Equity 130/30 Fund	A, I
U.S. Government Securities Fund	A, C, I
U.S. Government Securities Money Market Fund	A, I
U.S. Government Securities Ultra-Short Bond Fund	I
U.S. Treasury Money Market Fund	A, I
Ultra-Short Bond Fund	I
Virginia Intermediate Municipal Bond Fund	A, I
Virginia Tax-Free Money Market Fund	A, I